                                                                     Exhibit 3.2

                            CERTIFICATE OF FORMATION

                                       OF

                        AVALON CABLE OF NEW ENGLAND LLC



     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

     FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is Avalon Cable of New England LLC.

     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.


Executed on September 3, 1997.


                                /s/ Ann Schram
                              --------------------------------------------
                              Ann Schram, Authorized Person